Exhibit 10.40

AGREEMENT
This agreement (this "Agreement"), dated as of March 22, 2019 and effective as of the Listing Date (as defined herein), is made by and between Watford Holdings Ltd. (the "Company") and Arch Reinsurance Ltd. ("Arch"). Reference is made to (i) that certain Common Shareholders Agreement dated as of March 25, 2014 (the "Shareholders Agreement") among Watford Holdings Ltd. (the "Company") and each of the Shareholders (as defined in the Shareholders Agreement) party thereto and (ii) the Bye-Laws of the Company, as may be amended from time to time (the "Bye-laws"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement.
WHEREAS, on March 5, 2019, the Company filed a Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, the "Form S‑1") in connection with the Company's proposed listing of the Common Shares on The NASDAQ Global Select Market (the "Proposed Listing");
WHEREAS, pursuant to the Shareholders Agreement, no Shareholder that is an Arch Entity shall Transfer (other than to another Arch Entity or in connection with a tender offer made to all Shareholders) all or any part of the Common Shares owned by it or any other Arch Entity as of the date of the Shareholders Agreement without the prior written consent of the Board, which consent may be given or withheld in the sole discretion of the Board, to any other Person (the "Arch Transfer Restriction");
WHEREAS, pursuant to the Shareholders Agreement, the Arch Transfer Restriction will terminate on March 24, 2019;
WHEREAS, pursuant to the Shareholders Agreement and the Bye-laws, (A) Arch is entitled to designate two Arch Designated Directors to serve as Directors on the Board until the earlier to occur of the date that (i) the Services Agreement is terminated and (ii) the number of Common Shares, in the aggregate, that Arch Entities own is less than seventy-five percent (75%) of the number of Common Shares owned by Arch Entities as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) and (B) Arch is entitled to designate one Arch Designated Director to serve as a Director on the Board until the earlier to occur of the date that (x) if the Services Agreement is then in effect, the number of Common Shares, in the aggregate, that Arch Entities own is less than fifty percent (50%) of the number of Common Shares owned by Arch Entities as of the Closing Date (as adjusted for stock splits, stock dividends or similar events), and (y) if the Services Agreement is not then in effect, the number of Common Shares, in the aggregate, that Arch Entities own either (A) is less than fifty percent (50%) of the number of Common Shares owned by Arch Entities as of the Closing Date (as adjusted for stock splits, stock dividends or similar events), or (B) comprises less than 5% of the Company’s outstanding Common Shares;
WHEREAS, the Company and Arch wish to extend the duration of the Arch Transfer Restriction and amend Arch's right to designate Arch Designated Directors, subject to the terms and conditions set forth herein; and

WHEREAS, amending Arch's right to designate Arch Designated Directors requires amendments to the Shareholders Agreement and the Bye-laws;
NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.
Arch hereby agrees that following the Listing Date neither Arch nor any other Arch Entity shall Transfer (other than to another Arch Entity or in connection with a tender offer made to all holders of the Common Shares) all or any part of the Common Shares owned by it or any other Arch Entity as of the date of the Shareholders Agreement without the prior written consent of the Board, which consent may be given or withheld in the sole discretion of the Board, to any other Person until the earlier to occur of (a) if the Approvals (as defined herein) are not obtained and/or the byelaws and the Shareholders Agreement are not amended by the Six-Month Anniversary (as defined herein), the Six-Month Anniversary and (b) if the Approvals are obtained and the byelaws and the Shareholders Agreement are amended by the Six-Month Anniversary, the One-Year Anniversary. As used herein, (i) "Listing Date" means the first trading day of the Common Shares on The NASDAQ Global Select Market, (ii) "Six-Month Anniversary" means the day that is 180 days following the Listing Date and (iii) "One-Year Anniversary" means the day that is 365 days following the Listing Date.

2.	Following the Listing Date, the Company shall solicit approval by:

a.	the Shareholders to an amendment to the Shareholders Agreement (the "Shareholders Agreement Amendment") to provide Arch:

i.	if the Services Agreement is then in effect, with the right:

1.
to designate two Arch Designated Directors until the earlier to occur of: (x) the date that the number of Common Shares, in the aggregate, that Arch Entities own (such Common Shares owned by Arch Entities, the "Arch Shares") is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) provided the number of Arch Shares on such date comprises at least 5% of the Company’s outstanding Common Shares, and (y) the date that the number of Arch Shares is less than seventy-five percent (75%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) if such number of Arch Shares comprises less than 5% of the Company’s outstanding Common Shares, and

2.
alternatively, to designate one Arch Designated Director until the date that the number of Arch Shares is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) if the number of Arch Shares comprises less than 5% of the Company’s outstanding Common Shares, and

ii.	if the Services Agreement is not then in effect, with the right to designate one Arch Designated Director until the date that the number of Arch Shares either:

1.	is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events), or

2.	comprises less than 5% of the Company’s outstanding Common Shares;
(such approval being referred to as the "Shareholders Agreement Approval"), with the recommendation of the Board of Directors that such proposal be approved; and

b.	the holders of the Common Shares to an amendment to the Bye-laws (the "Bye-law Amendment" and, together with the Shareholders Agreement Amendment, the "Amendments") to provide Arch:

i.	if the Services Agreement is then in effect, with the right:

1.
to designate two Arch Designated Directors until the earlier to occur of: (x) the date that the number Arch Shares is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) provided the number of Arch Shares on such date comprises at least 5% of the Company’s outstanding Common Shares, and (y) the date that the number of Arch Shares is less than seventy-five percent (75%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) if such number of Arch Shares comprises less than 5% of the Company’s outstanding Common Shares, and

2.
alternatively, to designate one Arch Designated Director until the date that the number of Arch Shares is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events) if the number of Arch Shares comprises less than 5% of the Company’s outstanding Common Shares, and

ii.	if the Services Agreement is not then in effect, with the right to designate one Arch Designated Director until the date that the number of Arch Shares either:

1.	is less than fifty percent (50%) of the number of Arch Shares as of the Closing Date (as adjusted for stock splits, stock dividends or similar events), or

2.	comprises less than 5% of the Company’s outstanding Common Shares;
(such approvals being referred to as the "Bye-law Approval" and, together with the Shareholders Agreement Approval, the "Approvals"), with the recommendation of the Board of Directors that such proposal be approved.
The Company shall (i) file with the SEC a preliminary version of the proxy statement to be provided by the Company to the holders of its Common Shares in connection with soliciting the Bye-law Approval, and, to the extent required, the Shareholders in connection with soliciting the Shareholders Agreement Approval, within 120 days following the Listing Date, and (ii) hold a general meeting of its Members (as such term is defined in the Bye-laws) prior to the Six-Month Anniversary. If the Approvals are obtained, the Company agrees to take prior to the Six-Month Anniversary all actions necessary to amend the bye-laws of Watford Re and any other subsidiary of the Company to facilitate, and not conflict with, the Amendments.

3.
This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

4.
This Agreement may be executed in facsimile and in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but both of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WATFORD HOLDINGS LTD.

By:	/s/ John Rathgeber
Name: John Rathgeber
Title: CEO

ARCH REINSURANCE LTD.

By:	/s/ Maamoun Rajeh
Name: Maamoun Rajeh
Title: Director